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                                                                    EXHIBIT 23.8


                        CONSENT OF CERTIFIED APPRAISER




      As an independent certified appraiser, I hereby consent to the incorporation by reference in this registration statement of our report dated June 9, 1997 included in American Community Properties Trust's Form S-4, Registration No. 33-_____, and to all references to "Gatewood Company, Inc." included in this registration statement.


GATEWOOD COMPANY, INC.


/s/ Isabelle Gatewood
______________________
Isabelle Gatewood, MAI



June 25, 1998